Blend Announces Fourth Quarter and Full Year 2023 Financial Results
Meets Fourth Quarter 2023 Revenue Guidance and Delivers Strong Operating Loss Improvement in Every
Quarter in 2023

March 14, 2024

SAN FRANCISCO -- Blend Labs, Inc. (NYSE:BLND), a leader in cloud banking software, today announced its fourth quarter and full year 2023 financial results.

“Despite a challenging market environment, Blend has achieved substantial progress on our three strategic priorities over the course of 2023,” said Nima Ghamsari, Head of Blend. “First, we’ve expanded our consumer banking footprint by achieving double digit year-on-year revenue growth in every quarter. Second, we continued to deepen our mortgage relationships and maintain our leading market share. And third, we’ve succeeded in streamlining our cost structure, which resulted in a significant reduction in loss from operations.”

“Looking ahead, we are optimistic about our strong pipeline and we will continue to accelerate our growth as we work towards our mission of building simple, proactive, and instant experiences for any banking product.”
Recent Business Highlights
•Expanding Consumer Banking Footprint: Closed eight new consumer banking deals in the fourth quarter, which includes signing a multi-year consumer banking deal with Citizens Bank, one of the nation’s oldest and largest financial institutions, to deliver a more consistent, frictionless application experience to their customers.
•Growing Mortgage Customer Base and Focus on Continued Innovation: Welcomed two new top 100 financial institutions by retail customer base to our mortgage solution, including the 10th largest credit union in the U.S. based on total assets. Blend’s ongoing product investments in new data integrations and AI-enhancements, like Blend Copilot, are positioning its customers for more efficient growth ahead of a potential industry rebound.
•Continued Strengthening of Mortgage Suite Unit Economics: Blend’s mortgage suite economic value per funded loan rose to $91 in 4Q23 from $81 in 4Q22, representing continued adoption of its mortgage add-on products.
•Pacing Towards Profitability: Blend GAAP net operating loss decreased significantly in 4Q23 compared to the same period last year. Blend non-GAAP net operating loss in 4Q23 outperformed the top end of guidance on execution of efficiency initiatives. This increased operating efficiency places the company on track to achieve non-GAAP profitability within the year.
Fourth Quarter Financial Summary
Revenue

•Total company revenue in 4Q23 was $36.1 million, composed of Blend Platform segment revenue of $25.9 million and Title segment revenue of $10.2 million.
•Within the Blend Platform segment, Mortgage Suite revenue decreased by 3% year-over-year to $17.2 million, amidst a 20-25% industry mortgage market volume decline over the same period as determined by Blend’s internal estimates, which are informed from a sample of third-party estimates, such as those published by the Mortgage Bankers Association, Fannie Mae, and Inside Mortgage Finance where Home Mortgage Disclosure Act data is unavailable.
•Consumer Banking Suite revenue totaled $6.4 million in 4Q23, an increase of 15% as compared to the prior-year period.
•Professional services revenue increased 11% year-over-year to $2.3 million.

Gross Margin & Profitability

•Blend GAAP gross profit margin was approximately 55%, up from 34% in 4Q22. Blend non-GAAP gross profit margin was approximately 55%, up from 35% in 4Q22.
•GAAP Blend Platform segment gross profit was $18.2 million in 4Q23, up from $14.6 million in 4Q22. Non-GAAP Blend Platform segment gross profit was $18.3 million in 4Q23, up from $14.9 million in 4Q22.
•GAAP and non-GAAP Software platform gross margins were 79% in 4Q23, up compared to 72% on a GAAP and non-GAAP basis in 4Q22.
•GAAP loss from operations was $21.9 million, compared to $75.2 million in 4Q22. Non-GAAP loss from operations was $13.1 million, compared to $43.1 million in 4Q22.
•GAAP net loss per share attributable to common stockholders was $0.13 compared to $0.35 in 4Q22. Non-GAAP consolidated net loss per share was $0.09 compared to $0.21 in 4Q22.
Full Year Financial Summary
Revenue

•Total company revenue in 2023 was $156.8 million, composed of Blend Platform segment revenue of $109.5 million and Title segment revenue of $47.3 million.
•Within the Blend Platform segment, Mortgage Suite revenue decreased by 18% year-over-year, to $77.6 million.
•Consumer Banking Suite revenue totaled $23.6 million in 2023, an increase of 22% as compared to 2022.
•Professional services revenue increased 7% year-over-year to $8.3 million.

Gross Margin & Profitability

•Blend GAAP gross profit margin was approximately 52%, up from 38% in 2022. Blend Non-GAAP gross profit margin was approximately 52%, up from 39% in 2022.
•GAAP Blend Platform segment gross profit was $76.5 million in 2023, up from $75.2 million in 2022. Non-GAAP Blend Platform segment gross profit was $77.4 million in 2023, up from $76.3 million in 2022.
•GAAP and non-GAAP Software platform gross margins were 78% in 2023, up compared to 73% on a GAAP and non-GAAP basis in 2022.
•GAAP loss from operations was $156.2 million, compared to $746.2 million in 2022. Non-GAAP loss from operations was $77.6 million, compared to $159.2 million in 2022.
•GAAP net loss per share attributable to common stockholders was $0.76 compared to $3.28 in 2022. Non-GAAP consolidated net loss per share was $0.41 compared to $0.78 in 2022.

Liquidity, Cash, & Capital Resources

•As of December 31, 2023, Blend has cash, cash equivalents, and marketable securities, including restricted cash, totaling $144.2 million with total debt outstanding of $140.0 million in the form of the Company’s term loan.
•Blend cash used in operating activities was $127.6 million in 2023, compared to $190.4 million in 2022. Free cash flow was $(128.2) million in 2023, compared to $(192.5) million in 2022.
•During 4Q23, Blend prepaid a portion of its outstanding term loan balance in an aggregate principal amount of $85.0 million, terminated the revolving line of credit, and amended the maturity date of the term loan to provide for a maturity extension to June 30, 2027, provided certain conditions are satisfied. These conditions were not met as of December 31, 2023.

First Quarter 2024 Outlook
Blend is providing guidance for the first quarter of 2024 as follows:

$ in millions
Q1 2024 Guidance
Blend Platform Segment Revenue	$22.0 – $24.0
Title Revenue	$10.5 – $11.5
Blend Labs, Inc. Consolidated Revenue	$32.5 – $35.5

Non-GAAP Net Operating Loss	($14.0) – ($12.0)

Blend’s 1Q24 guidance reflects an internally estimated 800,000 - 875,000 U.S. aggregate industry mortgage originations in 1Q24.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Loss outlook or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Thursday, March 14, 2024 at 4:30 pm ET, Blend will host a live discussion of its fourth quarter and full year 2023 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “First Quarter and Full Year 2024 Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities and plans for future operations and competitive position; Blend’s products, pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their position in the market; Blend’s cost reduction efforts and ability to achieve profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: changes in economic conditions, such as mortgage interest rates, credit availability, real estate prices, inflation or consumer confidence, adversely affect our industry, markets and business, we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; we are unable to successfully integrate or realize the benefits of our acquisition of Title365; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and our Annual Report on Form 10-K for the year ended December 31, 2023 that will be filed following this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Key Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross profit margin, non-GAAP software platform gross profit and gross margin, non-GAAP Blend Platform segment gross profit and gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net operating loss, and non-GAAP consolidated net loss per share. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation and amortization of warrant. We exclude stock-based compensation and amortization of warrant, which are non-cash expenses, from our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from our non-GAAP financial measures. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Impairment of intangible assets and goodwill. We exclude impairment of intangible assets and goodwill, which are non-cash charges, from our non-GAAP financial measures. These charges are unusual in nature and we do not believe these charges have a direct correlation to the operation of our business.

Restructuring costs. We exclude restructuring costs as these costs primarily include employee severance, executive transition costs and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Litigation contingencies. We exclude costs related to litigation contingencies, which represent reserves for legal settlements. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Transaction-related costs. We exclude costs related to mergers and acquisitions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of the acquired business or relevant to assessing the long-term performance of the acquired assets. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These costs include financial advisory, legal, accounting and other transactional costs incurred in connection with acquisition activities, and non-recurring transition and integration costs.

Gains related to carrying value adjustments of non-marketable equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

Income taxes. We exclude non-cash non-recurring tax benefits from our non-GAAP financial measures. These tax benefits consist of the changes in the valuation allowance resulting from acquisitions and from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.

In addition, our non-GAAP financial measures include measures related to our liquidity, such as free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow plus cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow, free cash flow margin and unlevered free cash flow provide useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. However, given our debt service obligations (including the existing $140 million remaining principal on the term loan under our credit agreement due in June 2026) and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenditures.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

About Blend
Blend is the infrastructure powering the future of banking. Financial providers — from large banks, fintechs, and credit unions to community and independent mortgage banks — use Blend’s platform to transform banking experiences for their customers. Blend powers billions of dollars in financial transactions every day. To learn more, visit www.blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$30,962	$124,199
Marketable securities and other investments	105,960	229,948
Trade and other receivables, net of allowance for credit losses of $149 and $436, respectively	18,345	22,718
Prepaid expenses and other current assets	14,569	19,231
Total current assets	169,836	396,096
Property and equipment, net	3,945	5,742
Operating lease right-of-use assets	8,565	11,668
Intangible assets, net	2,108	2,127
Deferred contract costs	2,453	1,691
Restricted cash, non-current	7,291	5,358
Other non-current assets	11,867	10,082
Total assets	$206,065	$432,764
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,170	$1,260
Deferred revenue	8,984	8,695
Accrued compensation	5,562	10,059
Other current liabilities	14,858	15,459
Total current liabilities	31,574	35,473
Operating lease liabilities, non-current	6,982	11,091
Other non-current liabilities	2,228	5,478
Debt, non-current, net	138,334	216,801
Total liabilities	179,118	268,843
Commitments and contingencies
Redeemable noncontrolling interest	46,190	40,749
Stockholders’ equity:
Preferred stock, $0.00001 par value: 200,000 shares authorized and no shares issued and outstanding as of December 31, 2023; no shares authorized, issued and outstanding as of December 31, 2022	—	—
Class A, Class B and Class C Common Stock, $0.00001 par value: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of December 31, 2023; 249,910 (Class A 240,262, Class B 9,648, Class C 0) and 240,931 (Class A 230,210, Class B 10,721, Class C 0) shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	1,321,944	1,286,815
Accumulated other comprehensive loss	441	(708)
Accumulated deficit	(1,341,630)	(1,162,937)
Total stockholders’ equity	(19,243)	123,172
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$206,065	$432,764

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Software platform	$23,614	$23,244	$101,204	$113,589
Professional services	2,258	2,034	8,345	7,835
Title	10,232	17,507	47,297	113,777
Total revenue	36,104	42,785	156,846	235,201
Cost of revenue
Software platform	5,061	6,555	22,025	30,706
Professional services	2,617	4,133	11,065	15,504
Title	8,700	17,690	42,621	99,340
Total cost of revenue	16,378	28,378	75,711	145,550
Gross profit	19,726	14,407	81,135	89,651
Operating expenses:
Research and development	14,417	33,248	81,591	138,094
Sales and marketing	11,940	19,951	60,130	85,248
General and administrative	14,542	33,406	70,688	139,120
Amortization of acquired intangible assets	—	—	—	8,411
Impairment of intangible assets and goodwill	—	—	—	449,680
Restructuring	694	2,959	24,948	15,275
Total operating expenses	41,593	89,564	237,357	835,828
Loss from operations	(21,867)	(75,157)	(156,222)	(746,177)
Interest expense	(7,085)	(7,348)	(30,811)	(24,790)
Other income (expense), net	(1,498)	1,538	7,248	4,916
Loss before income taxes	(30,450)	(80,967)	(179,785)	(766,051)
Income tax (expense) benefit	74	(476)	(94)	2,241
Net loss	(30,376)	(81,443)	(179,879)	(763,810)
Less: Net loss attributable to noncontrolling interest	91	874	1,186	43,638
Net loss attributable to Blend Labs, Inc.	(30,285)	(80,569)	(178,693)	(720,172)
Less: Accretion of redeemable noncontrolling interest to redemption value	(1,527)	(2,141)	(6,627)	(48,438)
Net loss attributable to Blend Labs, Inc. common stockholders	$(31,812)	$(82,710)	$(185,320)	$(768,610)

Net loss per share attributable to Blend Labs, Inc. common stockholders:
Basic and diluted	$(0.13)	$(0.35)	$(0.76)	$(3.28)
Weighted average shares used in calculating net loss per share:
Basic and diluted	248,616	238,442	245,206	234,161

Comprehensive loss:
Net loss	$(30,376)	$(81,443)	$(179,879)	$(763,810)
Unrealized gain (loss) on marketable securities	801	1,377	1,030	(135)
Foreign currency translation gain	42	75	119	235
Comprehensive loss	(29,533)	(79,991)	(178,730)	(763,710)
Less: Comprehensive loss attributable to noncontrolling interest	91	874	1,186	43,638
Comprehensive loss attributable to Blend Labs, Inc.	$(29,442)	$(79,117)	$(177,544)	$(720,072)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Operating activities
Net loss	$(30,376)	$(81,443)	$(179,879)	$(763,810)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	6,223	28,191	46,021	109,702
Depreciation and amortization	608	613	2,464	10,766
Impairment of intangible assets and goodwill	—	—	—	449,680
Amortization of deferred contract costs	552	1,078	2,979	4,638
Amortization of debt discount and issuance costs	689	871	2,968	3,058
Amortization of operating lease right-of-use assets	846	989	3,296	3,650
Loss on extinguishment of debt	3,970	—	3,970	—
Release of valuation allowance and change in deferred taxes	—	—	—	(2,864)
Gain on investment in equity securities	—	—	—	(2,884)
Other	(530)	169	(5,187)	2,129
Changes in operating assets and liabilities:
Trade and other receivables	1,245	5,127	4,274	12,289
Prepaid expenses and other assets, current and non-current	3,544	5,550	2,048	9,374
Deferred contract costs, non-current	(220)	265	(762)	2,487
Accounts payable	49	(1,290)	910	(4,900)
Deferred revenue	(1,072)	(1,264)	289	627
Accrued compensation	(4,305)	(3,694)	(4,497)	(8,081)
Operating lease liabilities	(1,068)	(1,225)	(4,012)	(3,888)
Other liabilities, current and non-current	(846)	(1,270)	(2,503)	(12,391)
Net cash used in operating activities	(20,691)	(47,333)	(127,621)	(190,418)
Investing activities
Purchases of marketable securities	(32,798)	(49,325)	(236,079)	(145,543)
Sale of marketable securities	55,822	6	56,022	6
Maturities of marketable securities	32,795	107,164	310,450	247,036
Additions to property, equipment, internal-use software and intangible assets	(82)	(458)	(587)	(2,068)
Investment in note receivable	(2,500)	—	(2,500)	—
Net cash provided by investing activities	53,237	57,387	127,306	99,431
Financing activities
Proceeds from initial public offering, net of underwriters' fees and issuance costs	—	—	—	(391)
Proceeds from exercises of stock options, including early exercises, net of repurchases	248	41	268	2,611
Taxes paid related to net share settlement of equity awards	(1,314)	—	(6,171)	—
Partial repayment of long-term debt principal	(85,055)	—	(85,055)	—
Net cash (used in) provided by financing activities	(86,121)	41	(90,958)	2,220
Effect of exchange rates on cash, cash equivalents and restricted cash	(21)	(276)	(31)	(116)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(53,596)	9,819	(91,304)	(88,883)
Cash, cash equivalents, and restricted cash at beginning of period	91,849	119,738	129,557	218,440
Cash, cash equivalents, and restricted cash at end of period	$38,253	$129,557	$38,253	$129,557

	Three Months Ended December 31,		Year Ended December 31,
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets:
Cash and cash equivalents	$30,962	$124,199	$30,962	$124,199
Restricted cash	7,291	5,358	7,291	5,358
Total cash, cash equivalents, and restricted cash	$38,253	$129,557	$38,253	$129,557

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$59	$86	$107	$276
Cash paid for interest	$6,350	$6,498	$27,814	$25,056
Supplemental disclosure of non-cash investing and financing activities:
Vesting of early exercised stock options	$202	$387	$1,446	$4,060
Accretion of redeemable noncontrolling interest to redemption value	$1,527	$2,141	$6,627	$48,438
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$—	$—	$327	$605

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended December 31,
	2023		2022
Blend Platform:					YoY change
Mortgage Suite	$17,203	66%	$17,653	70%	(3)%
Consumer Banking Suite	6,411	25%	5,591	22%	15%
Total Software Platform	23,614	91%	23,244	92%	2%
Professional services	2,258	9%	2,034	8%	11%
Total Blend Platform	25,872	100%	25,278	100%	2%
Title	10,232		17,507		(42)%
Total revenue	$36,104		$42,785		(16)%

	Year Ended December 31,
	2023		2022
Blend Platform:					YoY change
Mortgage Suite	$77,574	70%	$94,280	78%	(18)%
Consumer Banking Suite	23,630	22%	19,309	16%	22%
Total Software Platform	101,204	92%	113,589	94%	(11)%
Professional services	8,345	8%	7,835	6%	7%
Total Blend Platform	109,549	100%	121,424	100%	(10)%
Title	47,297		113,777		(58)%
Total revenue	$156,846		$235,201		(33)%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended December 31, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$18,553	79%	$6	$18,559	79%
Professional services	(359)	(16)%	147	(212)	(9)%
Total Blend Platform	18,194	70%	153	18,347	71%
Title	1,532	15%	—	1,532	15%
Total	$19,726	55%	$153	$19,879	55%

	Three Months Ended December 31, 2022
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$16,689	72%	$19	$16,708	72%
Professional services	(2,099)	(103)%	316	(1,783)	(88)%
Total Blend Platform	14,590	58%	335	14,925	59%
Title	(183)	(1)%	239	56	—%
Total	$14,407	34%	$574	$14,981	35%

	Year Ended December 31, 2023
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$79,179	78%	$36	$79,215	78%
Professional services	(2,720)	(33)%	950	(1,770)	(21)%
Total Blend Platform	76,459	70%	986	77,445	71%
Title	4,676	10%	146	4,822	10%
Total	$81,135	52%	$1,132	$82,267	52%

	Year Ended December 31, 2022
	GAAP		Non-GAAP adjustments(1)	Non-GAAP
	Gross Profit	Gross Margin		Gross Profit	Gross Margin
Blend Platform
Software platform	$82,883	73%	$59	$82,942	73%
Professional services	(7,669)	(98)%	1,003	(6,666)	(85)%
Total Blend Platform	75,214	62%	1,062	76,276	63%
Title	14,437	13%	1,007	15,444	14%
Total	$89,651	38%	$2,069	$91,720	39%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP operating expenses	$41,593	$89,564	$237,357	$835,828
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	6,070	27,617	44,889	107,657
Compensation realignment costs(2)	1,011	—	5,174	—
Amortization of acquired intangible assets(3)	—	—	—	8,411
Impairment of intangible assets and goodwill(4)	—	—	—	449,680
Restructuring(5)	694	2,959	24,948	15,275
Litigation contingencies(6)	650	700	405	700
Transaction-related costs(7)	175	183	2,066	3,139
Non-GAAP operating expenses	$32,993	$58,105	$159,875	$250,966

GAAP loss from operations	$(21,867)	$(75,157)	$(156,222)	$(746,177)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	6,223	28,191	46,021	109,726
Compensation realignment costs(2)	1,011	—	5,174	—
Amortization of acquired intangible assets(3)	—	—	—	8,411
Impairment of intangible assets and goodwill(4)	—	—	—	449,680
Restructuring(5)	694	2,959	24,948	15,275
Litigation contingencies(6)	650	700	405	700
Transaction-related costs(7)	175	183	2,066	3,139
Non-GAAP loss from operations	$(13,114)	$(43,124)	$(77,608)	$(159,246)

GAAP net loss	$(30,376)	$(81,443)	$(179,879)	$(763,810)
Non-GAAP adjustments:
Stock-based compensation(1) and amortization of warrant	6,223	28,191	46,021	109,726
Compensation realignment costs(2)	1,011	—	5,174	—
Amortization of acquired intangible assets(3)	—	—	—	8,411
Impairment of intangible assets and goodwill(4)	—	—	—	449,680
Restructuring(5)	694	2,959	24,948	15,275
Litigation contingencies(6)	650	700	405	700
Transaction-related costs(7)	175	183	2,066	3,139
Gain on investment in equity securities(8)	—	—	—	(2,884)
Foreign currency gains and losses(9)	6	109	(77)	458
Income tax benefit(10)	—	—	—	(2,864)
Non-GAAP net loss	$(21,617)	$(49,301)	$(101,342)	$(182,169)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP basic net loss per share	$(0.13)	$(0.35)	$(0.76)	$(3.28)
Non-GAAP adjustments:
Net loss attributable to noncontrolling interest(11)	—	—	—	(0.19)
Accretion of redeemable noncontrolling interest to redemption value(11)	0.01	0.01	0.03	0.21
Stock-based compensation(1) and amortization of warrant	0.03	0.12	0.19	0.47
Compensation realignment costs(2)	—	—	0.02	—
Amortization of acquired intangible assets(3)	—	—	—	0.04
Impairment of intangible assets and goodwill(4)	—	—	—	1.92
Restructuring(5)	—	0.01	0.10	0.06
Litigation contingencies(6)	—	—	—	—
Transaction-related costs(7)	—	—	0.01	0.01
Gain on investment in equity securities(8)	—	—	—	(0.01)
Foreign currency gains and losses(9)	—	—	—	—
Income tax benefit(10)	—	—	—	(0.01)
Non-GAAP basic net loss per share	$(0.09)	$(0.21)	$(0.41)	$(0.78)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net cash used in operating activities	$(20,691)	$(47,333)	$(127,621)	$(190,418)
Additions to property, equipment, internal-use software and intangible assets	(82)	(458)	(587)	(2,068)
Free cash flow	(20,773)	(47,791)	(128,208)	(192,486)
Cash paid for interest	6,350	6,498	27,814	25,056
Unlevered free cash flow	$(14,423)	$(41,293)	$(100,394)	$(167,430)

Revenue	$36,104	$42,785	$156,846	$235,201
Free cash flow margin	(58)%	(112)%	(82)%	(82)%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended December 31,		Year Ended December 31,
Stock-based compensation by function:	2023	2022	2023	2022
Cost of revenue	$153	$574	$1,132	$2,069
Research and development	1,996	12,624	19,046	47,280
Sales and marketing	846	3,274	7,137	11,725
General and administrative	3,228	11,719	18,706	48,628
Total	$6,223	$28,191	$46,021	$109,702

(2) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.
(3) Amortization of acquired intangible assets represents non-cash amortization of customer relationships acquired in connection with the Title365 acquisition.
(4) Impairment of intangible assets and goodwill relates to charges recorded based on the results of the interim quantitative impairment analysis performed in the three months ended June 30, 2022 and in the three months ended September 30, 2022, in response to certain triggering events, such as a continued decline in economic and market conditions, decline in our market capitalization, and current and projected declines in the operating results of the Title365 reporting unit.
(5) The restructuring charges relate to our workforce reduction plans executed as part of our broader efforts to improve cost efficiency and better align our operating structure with our business activities.

(6) Litigation contingencies represent reserves for legal settlements that are unusual or infrequent costs associated with our operating activities.
(7) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(8) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.
(9) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(10) Income tax benefit represents the non-recurring release of historical valuation allowance resulting from changes in U.S. tax law requiring capitalization and amortization of research and development costs for tax purposes.
(11) Net loss attributable to noncontrolling interest and accretion of redeemable noncontrolling interest to redemption value relate to the 9.9% non-controlling interest in our Title365 subsidiary.

Contacts:

Investor Relations
Bryan Michaleski
ir@blend.com

Media
press@blend.com